Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8, filed with the Securities and Exchange Commission on July 16, 2004, relating to the BGR Corporation Advisory and Consulting Agreement Plan, of our report dated September 24, 2003, with respect to our audit of the financial statements of BGR Corporation included in its Annual Report on Form 10-KSB as of June 30, 2003, and for the year then ended, filed with the Securities and Exchange Commission.



                                     By:  /s/  Epstein, Weber & Conover, P.L.C.
                                          -------------------------------------
                                          EPSTEIN, WEBER & CONOVER, P.L.C


Scottsdale, Arizona
July 14, 2004


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